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                                                                   EXHIBIT 10.8

                           SENIOR MANAGEMENT AGREEMENT

      THIS SENIOR MANAGEMENT AGREEMENT (this "Agreement") is made as of March 6, 2003, by and among Coinmach Corporation, a Delaware corporation (the "Company"), Coinmach Holdings, LLC, a Delaware limited liability company ("Holdings"), and Mitchell Blatt ("Executive").

      WHEREAS, the Company and Executive are parties to a senior management agreement dated as of January 31, 1995 (as amended from time to time, the "Existing Employment Agreement");

      WHEREAS, the Company and Executive desire to terminate the Existing Employment Agreement and enter into this Agreement;

      WHEREAS, simultaneously with the execution of this Agreement, each of Robert M. Doyle and Stephen R. Kerrigan is entering into a senior management agreement;

      WHEREAS, Coinmach Corporation is wholly owned by Coinmach Laundry Corporation, a Delaware corporation ("Coinmach Laundry");

      WHEREAS, Coinmach Laundry is wholly owned by Holdings;

      WHEREAS, Executive is the owner of (i) 7,376,400 Common Units of Holdings, of which 3,117,859 Common Units (the "Carried Common Units") were issued to Executive in exchange for 3,117,859 shares of common stock of Coinmach Laundry (previously issued to Executive pursuant to the Equity Participation Agreement), and 4,258,541 Common Units (the "Co-Invest Common Units") were issued to Executive in exchange for 4,258,541 shares of common stock of Coinmach Laundry (previously issued to Executive in connection with Coinmach Laundry's going-private transaction in July of 2000), and (ii) 3,832.69 Class C Preferred Units (the "Preferred Units").

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                     PROVISIONS RELATING TO EXECUTIVE UNITS

      1.1 Vesting of Carried Common Units. Carried Common Units which have become vested, together with all of the Co-Invest Common Units, are referred to herein as "Vested Common Units" and all other Carried Common Units are referred to herein as "Unvested Common Units." In addition to any vesting requirements in respect of the Carried Common Units contained in the Management Contribution Agreement, immediately prior to the closing of (i) any sale of Holdings' equity securities which results in any person, or group of related

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persons, not affiliated with GTCR owning equity securities of Holdings possessing the power to elect (without reference to any special or default voting rights) a majority of the members of the Holdings Board (a "Change of Control"), or (ii) a sale of all or substantially all of Holdings' assets, all Unvested Common Units will become Vested Common Units.

      1.2 Put Option.

      (a) Upon the consummation of a Qualified Disposition, Executive shall have the right to require that Holdings repurchase up to 50% of each class of Executive Units, pursuant to the terms of this Section 1.2(a) (the "Qualified Disposition Put Option"). The purchase price for each Common Unit pursuant to the Qualified Disposition Put Option shall be the price per Unit paid to GTCR in connection with the Qualified Disposition, and the purchase price for each Preferred Unit pursuant to the Qualified Disposition Put Option shall be the lesser of (i) the liquidation value of such Unit (plus all accrued and unpaid dividends thereon) and (ii) the price per Unit of such class paid to GTCR in connection with the Qualified Disposition. Within 30 days after the date of the Qualified Disposition, Holdings shall notify Executive of the occurrence of such event and Executive may elect to exercise the Qualified Disposition Put Option by giving written notice to Holdings of such election, setting forth the number of Common Units and/or Preferred Units to be repurchased by Holdings, within 15 days after the date of delivery of Holdings' notice to Executive. The closing of the repurchase pursuant to the Qualified Disposition Put Option shall take place on a date designated by Holdings, but in any event not later than 270 days after the date of the Qualified Disposition. At such closing, Executive shall deliver to Holdings the certificates representing the Common Units and/or Preferred Units to be repurchased by Holdings, and, subject to Section 1.5 hereof, Holdings shall deliver to Executive the purchase price for such Units by cashier's or certified check or wire transfer.

      (b) Upon the termination of Executive's employment hereunder by (i) the Coinmach Board without Cause or (ii) Executive for Good Reason, Executive shall have the right to require that Holdings repurchase all Class C Preferred Units held by Executive pursuant to the terms of this Section 1.2(b) (the "Termination Put Option"); provided, however, that Holdings shall only be obligated to repurchase Executive's Class C Preferred Units pursuant to the Termination Put Option at such time as the Holdings' Board, in its good faith judgment, determines that the Company has sufficient assets to repurchase Executive's Class C Preferred Units without a material negative impact on the Company's working capital or liquidity (taking into account any reasonably foreseeable acquisitions or capital expenditures). The purchase price for each Class C Preferred Unit pursuant to the Termination Put Option shall be the Fair Market Value thereof on the Date of Termination. Within 30 days after the Date of Termination as described in subsections (i) and (ii) above, Executive may elect to exercise the Termination Put Option by giving written notice to Holdings of such election, setting forth the number of Class C Preferred Units to be repurchased by Holdings. The closing of the repurchase pursuant to the Termination Put Option shall take place on a date designated by Holdings, but in any event not later than 15 days after the date of receipt of Executive's written notice of election to exercise the Termination Put Option. At such closing, Executive shall deliver to Holdings the certificates representing the Class C Preferred Units to be repurchased by Holdings, and, subject to Section
1.5 hereof, Holdings shall deliver to Executive the purchase price for such Class C Preferred Units by cashier's or certified check or wire transfer.

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      1.3 Repurchase Option.

      (a) In the event Executive violates Section 2.3(a) of this Agreement (a "Noncompete Breach"), or in the event Executive's employment by the Company and its Subsidiaries terminates for any reason (a "Termination"), the Executive Units (whether held by Executive or one or more of Executive's transferees, other than Holdings or GTCR) will be subject to repurchase by Holdings first, the Other Senior Managers second and the Investors third pursuant to the terms and conditions set forth in this Section 1.3 (the "Repurchase Option").

      (b) If the Repurchase Option becomes exercisable because of a Noncompete Breach or a Termination resulting from the Company's termination of Executive's employment for Cause, then, the purchase price for each Executive Unit will be the lower of (i) Executive's Original Cost for such Unit and (ii) the Fair Market Value of such Unit on the Date of Termination. If Executive's employment terminates other than as described in the preceding sentence, the purchase price for each (y) Executive Unit (other than an Unvested Common Unit) shall be the Fair Market Value of such Unit and (z) Unvested Common Unit shall be Executive's Original Cost for such Unit, in each instance as of the date of the related Repurchase Notice or Investor Notice (as hereinafter defined), as the case may be.

      (c) Holdings may, at the option of the Holdings Board, elect to purchase all or any portion of the Executive Units from time to time by delivering written notice (the "Repurchase Notice") to the Other Senior Managers, the Investors and the holder or holders of such Executive Units from time to time during the 180 days after the Noncompete Breach or Termination, as the case may be. The Repurchase Notice will set forth the number of Executive Units, including the number of Unvested Common Units and Vested Common Units, to be acquired from the recipient holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction.

      (d) If for any reason Holdings has not elected to purchase all of the Executive Units pursuant to the Repurchase Option, the Other Senior Managers shall be entitled to exercise the Repurchase Option for any or all of the Executive Units, including the Unvested Common Units and the Vested Common Units, Holdings has not elected to purchase (the "Available Units"), by giving written notice to Holdings and the holder(s) of the Available Units to be repurchased during the 30 days after the date of delivery to the Other Senior Managers of the Repurchase Notice (the "Management Repurchase Notice") setting forth the number of Available Units each Other Senior Manager is willing to purchase. If the Other Senior Managers elect to purchase an aggregate number of Units greater than the number of Available Units, the Available Units shall be allocated among the Other Senior Managers pro rata based on the number of Common Units owned by each Other Senior Manager on a Fully Diluted Basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, Holdings shall notify the holder(s) of the Available Units and the Investors as to the number of Units being purchased from such holder(s) by the Other Senior Managers (the "Supplemental Management Repurchase Notice"). At the time Holdings delivers the Supplemental Management Repurchase Notice to the holder(s) of the Available Units, Holdings shall also deliver written notice to each Other Senior Manager and the Investors setting forth the number of Units such Other Senior Manager is entitled to purchase, the aggregate purchase price and the time and place of the closing

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of the transaction and, in the notice to the Investors, a statement of the number, type and purchase price of Available Units available for purchase by the Investors.

      (e) If for any reason the Other Senior Managers have elected not to purchase any or all of the Available Units pursuant to Section 1.3(d) above, the Investors may elect to purchase any or all of the Available Units not purchased by the Other Senior Managers by giving written notice to Holdings and the holder(s) of the Available Units to be repurchased within 30 days after the date of delivery to the Investors of the Supplemental Management Repurchase Notice (the "Investor Repurchase Notice") setting forth the number of Available Units the Investors are willing to purchase. If the Investors elect to purchase an aggregate number greater than the number of Available Units, the Available Units shall be allocated among the Investors pro rata based upon the number of Common Units owned by each Investor on a Fully Diluted Basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, Holdings shall notify each holder of Available Units as to the number of Units being purchased from such holder by the Investors (the "Supplemental Investor Repurchase Notice"). At the time Holdings delivers the Supplemental Investor Repurchase Notice to the holder(s) of Available Units, Holdings shall also deliver written notice to each Investor setting forth the number of Units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

      (f) Each closing of the purchase of the Executive Units pursuant to the Repurchase Option shall take place on the date designated by Holdings, the Other Senior Managers or the Investors in the related Repurchase Notice, Management Repurchase Notice, or Investor Repurchase Notice, as the case may be, but in any event not later than 270 days after the date of the Noncompete Breach or Termination. At such closing, Executive shall deliver to Holdings, the Other Senior Managers and/or the Investors, certificates representing the Executive Units to be repurchased by Holdings, the Other Senior Managers and/or the Investors, and Holdings, the Other Senior Managers, and/or the Investors, as the case may be, will pay for the Executive Units to be purchased pursuant to the Repurchase Option, subject to Section 1.5 hereof and the terms below, on the date of the closing of the Repurchase Option.

      (g) Any payment made pursuant to this Section 1.3 shall be payable, at the option of Holdings, in cash, by check or with Class A Preferred Units; provided, that if Holdings elects to pay Executive with Class A Preferred Units, upon the request of Holdings, Executive shall enter into documentation with Holdings with respect to the issuance of such Class A Preferred Units on terms and conditions reasonably acceptable to Holdings. In addition, Holdings may pay the total purchase price for such Units by offsetting amounts outstanding under any bona fide debts owed by Executive to Holdings. Holdings, the Other Senior Managers and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

      (h) If within six months following the repurchase of Executive Units pursuant to the Repurchase Option under this Section 1.3, (i) a Sale of the Company or a Public Offering occurs and (ii) the amount received by Executive for Vested Common Units pursuant to the Repurchase Option is less than the amount that Executive would have received for such Vested Common Units had Holdings not repurchased such Vested Common Units pursuant to the Repurchase Option and had Executive disposed of such Vested Common Units (or such other securities into

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which such Vested Common Units may have been exchanged or converted) pursuant to such Sale of the Company or Public Offering, then Executive shall be entitled to receive the benefit of such higher valuation for the Vested Common Units sold under the Repurchase Option. Subject to Section 1.5 hereof, the excess of (x) the amount which Executive would have received in such Sale of the Company or Public Offering assuming the sale of his Vested Common Units purchased by exercise of the Repurchase Option in connection with such transaction, over (y) the purchase price of the Vested Common Units paid to Executive under the Repurchase Option (the "Excess"), shall be paid by Holdings (or any designee of Holdings) to Executive by wire transfer of immediately available funds (to such account designated in writing by Executive) promptly upon consummation of any such transaction; provided, however, if (i) the repurchase of Executive Units under this Section 1.3 was paid by Holdings with Class A Preferred Units and in connection with a Sale of the Company the holders of Class A Preferred Units received consideration other than cash in exchange for such Class A Preferred Units, then Holdings may pay the Excess to Executive in the same form of consideration which the holders of Class A Preferred Units received in such Sale of the Company, or (ii) the repurchase of Executive Units under this Section 1.3 was paid by Holdings with Class A Preferred Units and in connection with a Public Offering the Class A Preferred Units were converted into common stock or another form of equity security, then Holdings may pay the Excess to Executive in the form of common stock or such other equity security into which the Class A Preferred Units were converted in connection with such Public Offering;
provided, further, if the repurchase of Executive Units under this Section 1.3 was paid by Holdings with Class A Preferred Units and at the time of the Sale of the Company or the Public Offering there were no issued and outstanding Class A Preferred Units other than Class A Preferred Units held by Executive, then Executive shall be paid the Excess by Holdings (or any designee of Holdings), at the option of Holdings, by wire transfer of immediately available funds (to such account designated in writing by Executive) or in the form of compensation received by the holders of Common Units, in either case promptly upon consummation of any such transaction.

      1.4 Restrictions on Transfer.

      (a) Transfer of Executive Units. Executive shall not, directly or indirectly, transfer, sell, assign, pledge, offer or otherwise dispose of any interest in any Executive Units (a "Transfer") except pursuant to (i) Section
1.2 , Section 1.3, Section 1.4(c), Section 1.4(d) or Section 1.4(e) hereof, (ii)
Section 3(a) (participation rights), Section 3(c) (permitted transfers) and
Section 5 (sale of the company) of the Securityholders Agreement, or (iii) a Public Sale (clauses (i) through (iii) collectively referred to herein as "Exempt Transfers"). Prior to effecting any Transfer of Executive Units (other than (y) to Holdings, to any Other Senior Manager or to the Investors or (z) in connection with a Public Sale or Sale of the Company), Executive shall obtain from each transferee their written agreement to be bound by the provisions of
Section 1.4 of this Agreement for the benefit of Holdings, the Other Senior Managers and the Investors.

      (b) Sale Notice. Prior to making any Transfer (other than an Exempt Transfer), Executive will give written notice (the "Sale Notice") to Holdings, the Other Senior Managers and the Investors. The Sale Notice will disclose in reasonable detail the number of Units to be transferred and the terms and conditions of the proposed Transfer and, if known, the identity of the prospective transferee(s). Executive will not consummate any such Transfer until 90 days after the Sale Notice has been given to Holdings, the Other Senior Managers and the Investors,

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unless the parties to the Transfer have been fully determined pursuant to this
Section 1.4(b), Section 1.4(c) and Section 1.4(d) prior to the expiration of such 90-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

      (c) First Refusal Rights. Holdings may elect to purchase all (but not less than all) of the Executive Units to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Executive, each Other Senior Manager and each Investor within 30 days after the Sale Notice has been given to Holdings. If Holdings has not elected to purchase all of the Executive Units to be Transferred, the Other Senior Managers may elect to purchase all (but not less than all) of the Executive Units to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive, Holdings and the Investors within 60 days after the Sale Notice has been given to the Other Senior Managers. The Other Senior Managers' rights hereunder shall be allocated among the Other Senior Managers pro rata based on the number of Common Units owned by each Other Senior Manager on a Fully Diluted Basis. If Holdings and the Other Senior Managers have not elected to purchase all of the Executive Units to be Transferred, the Investors may elect to purchase all (but not less than all) of the Executive Units to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive, Holdings and each Other Senior Manager within 90 days after the Sale Notice has been given to the Investors. If Holdings, the Other Senior Managers or the Investors do not elect to purchase all of the Executive Units specified in the Sale Notice, Executive may Transfer the Executive Units specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 30-day period immediately following the Authorization Date. Any Executive Units not Transferred within such 30-day period will be subject to the provisions of this Section 1.4(c) upon subsequent Transfer.

      (d) Co-Sale Rights. The Investors may elect to participate in the contemplated Transfer by delivering written notice to Executive within 90 days after delivery of the Sale Notice to the Investors. If any of the Investors (each a "Participating Investor") have elected to participate in such Transfer, and any of the Units specified in the Sale Notice are Common Units, Executive and the Participating Investors shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Common Units equal to the product of (x) the quotient determined by dividing the percentage of Common Units owned by such Person by the aggregate percentage of Common Units owned by Executive and all Participating Investors and (y) the number of Common Units to be sold in the contemplated Transfer.

      For example, if the Sale Notice contemplated a sale of 100 Common Units by Executive, and if Executive was at such time the owner of 30% of Holdings' outstanding Common Units (on a fully-diluted basis) and if one Participating Investor elects to participate and such Participating Investor owns 20% of Holdings' outstanding Common Units (on a fully-diluted basis), Executive would be entitled to sell 60 Common Units ((30% / 50%) x 100 Units) and the Participating Investor would be entitled to sell 40 Common Units ((20% / 50%) x 100 Units).

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If any of the Executive Units specified in the Sale Notice consist of Class C
Preferred Units, Executive and the Participating Investors shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Class C Preferred Units equal to the aggregate number of Class C Preferred Units to be Transferred multiplied by a fraction, the numerator of which is the Class C Unreturned Capital plus the Class C Unpaid Yield of all Class C Preferred Units held by such Person and the denominator of which is the aggregate Class C Unreturned Capital plus the Class C Unpaid Yield of all Class C Preferred Units held by Executive and the Participating Investors.

      For example, if the Sale Notice contemplated a sale of 100 Class C Preferred Units by Executive, and if the Class C Unreturned Capital plus the Class C Unpaid Yield on all Class C Preferred Units held by Executive was at such time $1,080,000, and if one Participating Investor elects to participate and the Class C Unreturned Capital plus the Class C Unpaid Yield on all Class C Preferred Units held by such Participating Investor was at such time $2,160,000, Executive would be entitled to sell 33 1/3 Class C Preferred Units ((1,080,000 / 3,240,000) x 100 Units) and the Participating Investor would be entitled to sell 66 2/3 Class C Preferred Units ((2,160,000 / 3,240,000) x 100 Units).

Executive will use his best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investors in the contemplated Transfer and will not Transfer any Executive Units to the prospective transferee(s) if such transferee(s) refuse(s) to allow the participation of the Investors.

      (e) Permitted Transfers. The restrictions contained in this Section 1.4 shall not apply with respect to any Transfer of Executive Units pursuant to applicable laws of descent and distribution or among such Executive and such Executive's Family Members; provided that such restrictions will continue to be applicable to the Executive Units after any such Transfer and the transferees of such Executive Units have agreed in writing to be bound by the provisions of this Agreement.

      (f) Legend. The certificates representing the Executive Units will bear a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN COINMACH CORPORATION ("COINMACH") AND MITCHELL BLATT, DATED AS OF MARCH 6, 2003. COINMACH MAY REQUEST A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO COINMACH) SATISFACTORY TO COINMACH, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. A COPY OF SUCH

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      AGREEMENT MAY BE OBTAINED AT COINMACH'S PRINCIPAL PLACE OF BUSINESS
      WITHOUT CHARGE."

      1.5 Payments. Notwithstanding any other provision to the contrary contained in this Agreement, payments (including, but not limited to, in the form of securities) to be made to Executive pursuant to this Agreement shall be made only to the extent permitted by the financing arrangements of Holdings and its Subsidiaries in effect at the time such payments are required to be made; provided, however, such payments shall be made at such time that they are permitted to be made by such financing arrangements.

      1.6 Opinion. In connection with the Transfer of any Executive Units (other than an Exempt Transfer or in connection with a Sale of the Company), the holder thereof shall deliver written notice to Holdings describing in reasonable detail the Transfer or proposed Transfer, which, if requested by Holdings, shall be accompanied by an opinion of counsel which (to Holdings' reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Executive Units may be effected without registration of such Executive Units under the Securities Act. In addition, if the holder of the Executive Units delivers to Holdings an opinion of counsel that no subsequent Transfer of such Executive Units shall require registration under the Securities Act, Holdings shall promptly upon such contemplated Transfer deliver new certificates for such Executive Units which do not bear the Securities Act legend set forth in Section 1.4(f) (but which may bear any applicable contractual restrictions on Transfer).

                                   ARTICLE II
                        PROVISIONS RELATING TO EMPLOYMENT

      2.1 Employment. The Company agrees to employ Executive, and Executive accepts such employment, for the period from the date hereof until such employment is terminated (the "Employment Period").

      (a) Duties. During the Employment Period, Executive shall serve as the President and Chief Operating Officer of the Company and shall have the normal duties, responsibilities and authority assigned to him by the Holdings Board and the Company's by-laws.

      (b) Salary, Bonus and Benefits.

            (i) Salary. During the Employment Period, the Company will pay Executive a base salary (the "Annual Base Salary") as the Holdings Board may designate from time to time, beginning at the rate of $352,000 per annum, which amount shall be reviewed and may be increased, but not decreased, annually by the Holdings Board in its sole discretion. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year.

            (ii) Bonus. Executive will be entitled to receive any bonus which the Holdings Board may grant in its discretion. In addition, upon the consummation of a Qualified Disposition, Executive will be entitled to a bonus in an amount equal to 2.0 times the sum of his Annual Base Salary then in effect plus the amount of the bonus paid

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      to Executive for the most recently completed fiscal year, payable in a lump sum on the closing of such Qualified Disposition.

            (iii) Benefits. During the Employment Period, Executive will be entitled to benefits consistent with past practices, as well as to such other benefits approved by the Holdings Board and made available to the Company's senior management, in each case, as such benefits may be adjusted by the Holdings Board from time to time.

      (c) Severance. If Executive's employment with the Company is terminated by the Holdings Board without Cause or by Executive for Good Reason (and not by reason of Executive's death or disability) and (i) no Event of Default has occurred and is continuing, Executive shall be entitled to receive severance pay in an amount equal to 2.0 times the sum of his Annual Base Salary then in effect plus the amount of the bonus paid to Executive for the most recently completed fiscal year, payable in 18 equal monthly installments, or (ii) an Event of Default has occurred and is continuing, Executive shall be entitled to receive severance pay in an amount equal to his Annual Base Salary then in effect payable in 12 equal monthly installments, in the case of each of clauses (i) and
(ii) subject to applicable withholding tax requirements, commencing upon the execution by the Company and Executive of a mutual release of the parties' respective rights, duties, privileges and obligations hereunder other than those rights, duties, privileges and obligations which are contemplated to continue beyond the Employment Period, which release the parties hereby agree to use their reasonable good faith efforts to secure.

      (d) Effect of Termination on Bonuses and Benefits. All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue after the Date of Termination shall, except as otherwise provided by law, cease upon such Date of Termination; provided, however, that Executive shall continue to be entitled to medical benefits consistent with those provided to Executive prior to the Date of Termination during the period that severance payments are being made to Executive pursuant to Section 2.1(c) hereof. The Company may offset the amounts of any outstanding loans, advances or other disbursements made to or on behalf of Executive by the Company against any amounts the Company owes Executive hereunder for severance pay, benefits, bonuses or other items.

      2.2 Confidential Information. Executive acknowledges that the information, observations and data obtained by him during the course of his performance concerning the business and affairs of Holdings, its Subsidiaries and Affiliates will be the property of Holdings and its Subsidiaries. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for the account of any Person other than Holdings and its Subsidiaries any such information, observations or data ("Confidential Information") without the Holdings Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act and except as required by law or legal process. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company or Holdings may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of Holdings or its Subsidiaries, and all acquisition prospects, lists and contact information which he may then possess or have under his control. "Confidential Information" shall include, but is not limited to, information concerning

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acquisition opportunities in or reasonably related to Holdings' or its
Subsidiaries' business or industry of which Executive becomes aware during his employment.

      2.3 Noncompetition and Nonsolicitation.

      (a) Noncompetition. Executive acknowledges that in the course of his employment with the Company he will become familiar, and during his employment with the Company prior to the date of this Agreement he has become familiar, with Holdings', its Subsidiaries', and each of their Affiliates' (collectively, the "Coinmach Group") trade secrets and with other confidential information concerning the Coinmach Group, and that his services will be of special, unique and extraordinary value to the Coinmach Group. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, assist, render services for, or in any manner engage in any business competing with, or otherwise substantially similar to, the businesses of the Coinmach Group as such businesses exist or are in process on the Date of Termination, (i) within the geographical area included in the 50-mile radius around each location of a customer of the Coinmach Group or any business which a member of the Coinmach Group is actively considering acquiring at the time of Executive's termination or has actively considered acquiring in the last 12 months or (ii) within any State in the United States or any Province in Canada in which Executive has spent a significant amount of time on behalf of the Coinmach Group at any time during the twelve-month period prior to the Date of Termination. The restrictions of this Section 2.3(a) shall not apply to Executive's ownership interests in not more than three laundromats at any one time.

      (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Coinmach Group to leave the employ of the Coinmach Group, or in any way interfere with the relationship between the Coinmach Group and any employee thereof, (ii) offer employment to or hire any person who was an employee of the Coinmach Group at any time during the one-year period prior to the Date of Termination, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Coinmach Group to cease doing business with the Coinmach Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Coinmach Group.

      (c) Enforcement. If, at the time of enforcement of Section 2.2 or Section
2.3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope and geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area and that the court shall be allowed to reduce the restrictions contained herein to cover the maximum duration, scope and area permitted by law.

      (d) Submission to Jurisdiction. Each of the parties hereto (i) submits to the jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

      (e) Additional Acknowledgments. Executive acknowledges that the provisions of Section 2.2 and Section 2.3 are in consideration of: (i) employment with the Company, and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 2.2 and this Section 2.3 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company and its Subsidiaries will be national in scope and without geographical limitation, (ii) notwithstanding the state of incorporation or principal office of the Company or any of its Subsidiaries, or any of their respective executives or employees (including Executive), it is expected that the Company will have business activities and have valuable business relationships within its industry throughout the United States, and
(iii) as part of Executive's responsibilities, Executive will be traveling around the United States in furtherance of the Company's business and its relationships. Executive agrees and acknowledges that the potential harm to the Company of the non-enforcement of Section 2.2 and this Section 2.3 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon him by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

                                   ARTICLE III
                               GENERAL PROVISIONS

      3.1 Definitions.

      "Affiliate" of a Person means any direct or indirect general or limited partner or member of such Person, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Person, and will include, without limitation, its owners and employees.

      "Agreement" has the meaning set forth in the preamble hereto.

      "Annual Base Salary" has the meaning set forth in Section 2.1(b)(i) hereto.

      "Authorization Date" has the meaning set forth in Section 1.4(b) hereto.

      "Available Units" has the meaning set forth in Section 1.3(d) hereto.

      "Carried Common Units" has the meaning set forth in the sixth recital hereto.

      "Cause" means (i) a material breach by Executive of any agreement with any member of the Coinmach Group (after notice and reasonable opportunity to cure),
(ii) a breach of Executive's duty of loyalty to any member of the Coinmach Group or any of its Subsidiaries or any act of dishonesty, gross negligence, willful misconduct or fraud with respect to any member of the Coinmach Group or any of their securityholders, customers or suppliers, (iii) the commission by Executive of a felony, a crime involving moral turpitude or other act or omission tending to cause harm to the standing and reputation of, or otherwise bring public disgrace or disrepute to, any member of the Coinmach Group, (iv) Executive's continued failure or refusal to perform any material duty to any member of the Coinmach Group which is normally attached to his position (after notice and reasonable opportunity to cure), (v) Executive's gross negligence or willful misconduct in performing those duties which are normally attached to his position (after notice and reasonable opportunity to cure) or (vi) any breach of
Section 2.2 or Section 2.3 of this Agreement. For purposes of this Agreement, "Executive's duty of loyalty to any member of the Coinmach Group" shall include Executive's fiduciary obligation to place the interests of any member of the Coinmach Group ahead of his personal interests and thereby not knowingly profit personally at the expense of any member of the Coinmach Group, and shall also include specifically the affirmative obligation to disclose promptly to the Holdings Board any known conflicts of interest Executive may have with respect to any member of the Coinmach Group, and the negative obligations not to usurp corporate opportunities of any member of the Coinmach Group, not to engage in any "conflict-of-interest" transactions with any member of the Coinmach Group (without the approval of the Holdings Board), and not to compete directly with any member of the Coinmach Group (without the approval of the Holdings Board).

      "Change of Control" has the meaning set forth in Section 1.1 hereto.

      "Class C Preferred Units" has the meaning set forth in the LLC Agreement.

      "Class C Unpaid Yield" has the meaning set forth in the LLC Agreement.

      "Class C Unreturned Capital" has the meaning set forth in the LLC
Agreement.

      "Co-Invest Common Units" has the meaning set forth in the sixth recital hereto.

      "Coinmach Board" means the Board of Directors of the Company.

      "Coinmach Group" has the meaning set forth in Section 2.3(a) hereto.

      "Coinmach Laundry" has the meaning set forth in the fourth recital hereto.

      "Common Units" means Units having the rights and obligations of Common Units set forth in the LLC Agreement.

      "Company" has the meaning set forth in the preamble hereto.

      "Confidential Information" has the meaning set forth in Section 2.2 hereto.

      "Date of Termination" means the first day occurring on or after the date hereof on which Executive ceases to be an Employee of Holdings or any Subsidiary of Holdings, regardless of the reason for such cessation, provided that Executive's cessation as an Employee shall not be deemed to occur by reason of a transfer of Executive between Holdings and a Subsidiary of Holdings or between two Subsidiaries of Holdings; and provided further that Executive's cessation as an Employee shall not be deemed to occur by Executive's being on a leave of absence from Holdings or a Subsidiary of Holdings approved by Executive's employer. If, as a result of a sale or other transaction, the Subsidiary of Holdings for whom Executive is employed ceases to be a Subsidiary of Holdings (and the entity for whom Executive is employed is or becomes an entity that is separate from Holdings), and Executive is not, at the end of the 30-day period following the transaction, an Employee of Holdings or an entity that is then a Subsidiary of Holdings, then the occurrence of such transaction shall be treated as Executive's Date of Termination caused by Executive being discharged by the entity for whom Executive is employed.

      "Employee" means any person, including officers and directors, employed by Holdings or any Subsidiary of Holdings.

      "Employment Period" has the meaning set forth in Section 2.1 hereto.

      "Equity Purchase Agreement" means the Equity Participation Program Restricted Common Stock Purchase Agreement, dated as of September 6, 2001, by and between the Company and Executive, as amended from time to time.

      "Excess" has the meaning set forth in Section 1.3(h) hereto.

      "Executive" has the meaning set forth in the preamble hereto.

      "Executive Units" means, at any time, (i) all Common Units and Preferred Units then held by Executive or a Family Member, and (ii) all equity securities of the Company issued or issuable directly or indirectly with respect to such Units in connection with a combination of Units, dividend, recapitalization, merger, consolidation, reorganization or otherwise. In addition, Executive Units shall continue to be Executive Units in the hands of any holder (except to the extent such holder is the Company, any Investor or a transferee in a Public Sale consummated in accordance with this Agreement or the Securityholders Agreement), and except as otherwise provided herein, each such holder of Executive Units shall succeed to all rights and obligations attributable to Executive as a holder of Executive Units hereunder.

      "Exempt Transfers" has the meaning set forth in Section 1.4(a) hereto.

      "Existing Employment Agreement" has the meaning set forth in the first recital hereto.

      "Event of Default" has the respective meanings set forth in the Company's
(i) Credit Agreement, dated as of January 25, 2002, and (ii) Indenture dated as of January 25, 2002, as each such agreement may be further amended, modified or replaced, from time to time.

      "Fair Market Value". For purposes of determining the "Fair Market Value" of any Executive Unit as of any date, the following rules shall apply:

            (i) If, at that time, the principal market for the Executive Unit is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of such Executive Unit on that date on the principal exchange or market on which such Executive Unit is then listed or admitted to trading;

            (ii) If, at that time, the sale prices are not available or the principal market for the Executive Unit is not a national securities exchange and such Executive Unit is not quoted on the Nasdaq stock market, then the "Fair Market Value" shall be the average between the highest bid and lowest asked prices for such Executive Unit on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service;

            (iii) If the day is not a business day, and as a result, paragraphs
      (i) and (ii) next above are inapplicable, the "Fair Market Value" of the Executive Unit shall be determined as of the next earlier business day; and

            (iv) If, in accordance with rules established by the Holdings Board, a determination of "Fair Market Value" is required as of any date and, as of that date, paragraphs (i) and (ii) next above are inapplicable for reasons other than those specified in paragraph (iii) next above, then the "Fair Market Value" as of that date shall be determined by the Holdings Board in its reasonable discretion or by such other Person designated by the Holdings Board;

provided, however, that notwithstanding any other paragraph in this definition to the contrary, the Fair Market Value for any Preferred Unit shall be no more than the unpaid yield and unreturned capital of such Unit.

      "Family Members" means Executive's spouse and/or lineal descendants, a trust for the sole benefit of Executive and/or Executive's spouse or lineal descendants or upon Executive's death, Executive's estate.

      "Fully Diluted Basis" means, without duplication, (i) all Common Units outstanding at the time of determination plus (ii) all Common Units issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

      "Good Reason" means (i) a material breach of Sections 1.2 or 2.1(b) which is not cured within thirty days after the Holdings Board's receipt of written notice from Executive of non-compliance; (ii) a material diminution of Executive's duties under this Agreement, including but not limited to the assignment to Executive of duties inconsistent with Executive's position, duties or responsibilities as in effect after the date of execution of this Agreement; or (iii) Executive's own physical or mental disability. For purposes of this Agreement, "disability" shall mean Executive's inability to perform his duties hereunder in a competent manner on account of illness or other physical or mental incapacity, if such illness or other physical or mental incapacity continues for a period of more than three consecutive months, or an aggregate of six months in any twelve-month period during the term hereof.

      "GTCR" means GTCR-CLC, LLC or any Affiliate thereof.

      "Holdings" has the meaning set forth in the preamble hereto.

      "Holdings Board" means the Board of Directors of Holdings.

      "Investor Repurchase Notice" has the meaning set forth in Section 1.3(e) hereto.

      "Investors" means, collectively, GTCR, Filbert Investment Pte Ltd, the TCW/Crescent Purchasers, and each of their transferees.

      "LLC Agreement" means the Limited Liability Company Agreement, by and among the Company and its members, dated as of the date hereof.

      "Management Contribution Agreement" means that certain Contribution Agreement, dated on or prior to the date hereof, by and between Holdings and Management Stockholder.

      "Management Repurchase Notice" has the meaning set forth in Section 1.3(d) hereto.

      "Noncompete Breach" has the meaning set forth in Section 1.3(a) hereto.

      "Noncompete Period" has the meaning set forth in Section 2.3(a) hereto.

      "Original Cost" means, (i) with respect to each Common Unit, $.10 per Unit, and (ii) with respect to each Preferred Unit, $1,000 per Unit (in each case as proportionately adjusted for all subsequent securities splits, dividends and other recapitalizations).

      "Other Senior Managers" means Stephen R. Kerrigan, Robert M. Doyle and Michael E. Stanky.

      "Participating Investor" has the meaning set forth in Section 1.4(d) hereto.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Preferred Units" has the meaning set forth in the sixth recital hereto.

      "Public Offering" means a sale in an underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar or successor form) of Common Units (or other shares of equity interests into which such Common Units may be exchanged or converted) approved by the Holdings Board.

      "Public Sale" means (i) any sale pursuant to a Public Offering or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

      "Qualified Disposition" means a Sale of the Company in which the aggregate consideration (including the fair market value of any notes or other evidence of indebtedness) received by GTCR at the closing of such Sale of the Company is equal to or greater than 300% of the aggregate amount invested in Holdings and its Subsidiaries by GTCR on or after July 3, 2000 through the date of such closing.

      "Qualified Disposition Put Option" has the meaning set forth in Section 1.2(a) hereto.

      "Repurchase Notice" has the meaning set forth in Section 1.3(c) hereto.

      "Repurchase Option" has the meaning set forth in Section 1.3(a) hereto.

      "Sale Notice" has the meaning set forth in Section 1.4(b) hereto.

      "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons in the aggregate acquire(s) (i) equity securities of Holdings possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Holdings Board (whether by merger, consolidation, reorganization, combination or sale or Transfer of Holdings' equity or otherwise) or (ii) all or substantially all of Holdings' assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Securityholders Agreement" means the Securityholders Agreement, dated as of the date hereof, among the Company and certain of its securityholders.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. Reference to any "Subsidiary" of the Company shall be given effect only at such times as the Company has one or more Subsidiaries.

      "Supplemental Investor Repurchase Notice" has the meaning set forth in
Section 1.3(e) hereto.

      "Supplemental Management Repurchase Notice" has the meaning set forth in
Section 1.3(d) hereto.

      "Taxes" has the meaning set forth in Section 3.3(k) hereto.

      "TCW/Crescent Purchasers" means, collectively, TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust II, a Delaware business trust, TCW Leverage Income Trust, L.P., a Delaware limited partnership, and TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, any of their Affiliates or any holder of Units for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an Account Manager (each individually a "TCW/Crescent Purchaser").

      "Termination" has the meaning set forth in Section 1.3(a) hereto.

      "Termination Put Option" has the meaning set forth in Section 1.2(b) hereto.

      "Transfer" has the meaning set forth in Section 1.4(a) hereto.

      "Units" has the meaning set forth in the LLC Agreement.

      "Unvested Common Units" has the meaning set forth in Section 1.1 hereto.

      "Vested Common Units" has the meaning set forth in Section 1.1 hereto.

      3.2 Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party:

            If to the Company, to:

                    Coinmach Corporation
                    521 East Morehead
                    Charlotte, North Carolina 28202
                    Attention: Chief Executive Officer

            with copies, which will not constitute notice to the Company, to:

                    GTCR Fund VII, L.P.
                    c/o GTCR Golder Rauner, L.L.C.
                    6100 Sears Tower
                    Chicago, Illinois 60606-6402
                    Attention: David A. Donnini

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois 60601
                    Attention: Stephen L. Ritchie, P.C.

                    Mayer, Brown, Rowe & Maw
                    1675 Broadway
                    New York, New York 10019
                    Attention: Ronald S. Brody

            If to Holdings, to:

                    Coinmach Holdings, LLC
                    c/o Coinmach Laundry Corporation
                    521 East Morehead Street
                    Suite 590
                    Charlotte, NC 28202
                    Attention: Stephen R. Kerrigan

            with copies, which will not constitute notice to Holdings, to:

                    GTCR-CLC, LLC
                    c/o GTCR Golder Rauner, L.L.C.
                    Sears Tower
                    Chicago, IL 60606-6402
                    Attention: David A. Donnini

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, IL 60601
                    Attention: Stephen L. Ritchie, P.C.

                    Mayer, Brown, Rowe & Maw
                    1675 Broadway
                    New York, NY 10019
                    Attention: Ronald S. Brody

            If to Executive, to:

                    Mitchell Blatt
                    8 Hill and Tree Court
                    Melville, NY 11747

Any notice to an Investor shall be sent to the address for such Investor as set forth in the current records of the Company and a copy of such notice shall be sent to GTCR and to Kirkland & Ellis at their respective addresses set forth above. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

      3.3 General Provisions.

      (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Units as the owner of such equity for any purpose.

      (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith (i) embody the complete agreement and understanding among the parties, (ii) supersede and preempt any prior summaries of terms and conditions, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, and (iii) terminate and cancel any employment, severance, securities option bonus or other employee benefit, loan, tax or other indemnity agreement among Executive and his Affiliates, on one hand, and the Company and its Affiliates, on the other hand, including, without limitation, the Existing Employment Agreement; provided, however, that this Agreement shall not terminate and cancel or otherwise modify in any manner the Equity Purchase Agreement.

      (d) Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind Executive and the Company and their respective successors and permitted assigns and inure to the benefit of and be enforceable by Executive, the Company, GTCR, the Investors and each of their respective successors and permitted assigns (including in each case subsequent holders of Executive Units); provided that Executive may not assign any of his rights under any provision of Article I of this Agreement except as part of a Transfer of Executive Units in accordance with (i) Section 1.3 and Section 1.4 of this Agreement, and (ii) Section 3(a) (participation rights) and Section 3(c) (permitted transfers) of the Securityholders Agreement.

      (f) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (g) Remedies. Each of the parties to this Agreement (including the Investors) will be entitled to enforce its rights under this Agreement, specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, except as otherwise provided in Section 2.3(d), that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

      (h) Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified only by written agreement of the Company and Executive. No other course of dealing between the parties or third-party beneficiaries hereof or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders.

      (i) Survival Upon Termination. Notwithstanding a Termination, this Agreement (excluding Sections 2.1(a) and (b)) shall survive and continue in full force and effect in accordance with its terms.

      (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

      (k) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes ("Taxes") imposed with respect to Executive's compensation or other payments from the Company or any of its Subsidiaries or Executive's ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes.

      (l) Deemed Transfer of Executive Units. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Units to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such Units, whether or not the certificates therefor have been delivered as required by this Agreement.

      (m) Rights Granted to GTCR and Other Investors and Their Affiliates. Any rights granted to GTCR and other Investors and their Affiliates hereunder may also be exercised (in whole or in part) by any Affiliate thereof.

      (n) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Investors as provided herein.

      (o) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a paragraph of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.

                                    COINMACH CORPORATION

                                    By: /S/ Robert M. Doyle
                                        --------------------------------
                                        Name: Robert M. Doyle
                                        Title: Chief Financial Officer

                                    COINMACH HOLDINGS, LLC

                                    By: /S/ Robert M. Doyle
                                        --------------------------------
                                        Name: Robert M. Doyle
                                        Title: Chief Financial Officer

                                        /S/ Mitchell Blatt
                                    ------------------------------------
                                    Mitchell Blatt